UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No.1)

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): 7/27/2026

LEMONADE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39367	32-0469673
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5 Crosby Street, 3rd Floor
New York, NY 10013
(Address of principal executive offices) (Zip Code)
(844) 733-8666
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	LMND	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A amends Item 5.02 of the Current Report on the Form 8-K filed by Lemonade, Inc. (the "Company") on July 29, 2026 (the "Original Form 8-K"). On July 27, 2026, the Board of Directors (the "Board") of the Company approved the transition of Tim Bixby, the Company's Chief Financial Officer ("CFO"), to a Class III member of the Board and appointed Nick Stead to succeed Mr. Bixby as the Company's CFO, in each case, effective January 1, 2027. The Company is filing this Amendment No. 1 to the Original Form 8-K to provide information regarding each of Mr. Bixby's and Mr. Stead's compensation arrangements in connection with these transitions, which had not been determined at the time of filing of the Original Form 8-K. Except as set forth herein, no other changes are being made to the Original Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation of Mr. Bixby as Class III member of the Board effective January 1, 2027

On October 12, 2026, the Company and Mr. Bixby entered into a transition letter agreement (the "Transition Agreement"). Pursuant to the Transition Agreement, Mr. Bixby will continue to serve as the CFO through January 1, 2027. The Transition Agreement does not provide for any severance or other separation payments. Because Mr. Bixby will continue to provide services as a director, his transition will not constitute a termination of service under the Company's 2020 Incentive Award Plan, and his outstanding equity awards will continue to vest in accordance with their terms during the term of his service as a director.

As a non-employee director, Mr. Bixby will participate in the Company’s Non-Employee Director Compensation Policy, as amended effective January 1, 2027 (the “Director Compensation Policy”), under which he will receive an annual cash retainer of $50,000, and commencing with the 2027 Annual Meeting of Stockholders, an annual award of restricted stock units with a grant date fair value of $185,000 that vests on the first anniversary of the grant date, subject to his continued service on the Board through such vesting date. Notwithstanding the terms of the Director Compensation Policy, the parties have agreed that Mr. Bixby will not receive an initial equity award in connection with his appointment to the Board.

Compensation of Mr. Stead as CFO effective January 1, 2027

On October 12, 2026, the Company and Mr. Stead entered into an employment agreement (the "Employment Agreement") in connection with his appointment as CFO. The Employment Agreement provides for an annual base salary of $412,500 and a grant of 80,000 restricted stock units which will vest quarterly over 4 years beginning March 1, 2027, subject to Mr. Stead's continued service through such vesting dates.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which will be filed as an exhibit in the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2026.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEMONADE, INC.

Date: October 15, 2026	By:	/s/ Daniel Schreiber
Daniel Schreiber
Chief Executive Officer